Exhibit 99.1

Oragenics, Inc. to Explore Strategic Alternatives for its OTC Probiotic Products Business

TAMPA, FL – December 22, 2014 – Florida-based biopharmaceutical company Oragenics, Inc. (NYSE:MKT – OGEN) has announced today that its board of directors has authorized the exploration of strategic alternatives with respect to the Company’s over-the counter (OTC) probiotic business. These alternatives could include joint ventures, strategic partnerships or alliances, a sale of the OTC probiotic products business or other possible transactions.

“The board of directors and management team are committed to further enhancing value for all Oragenics shareholders,” said Dr. Frederick Telling, Oragenics’ Chairman. “We believe it is a prudent time to explore strategic alternatives for this business unit as we concentrate and focus our efforts and resources on the ongoing collaborations we have with Intrexon Corporation (“Intrexon”) for the development of our novel class of antibiotics known as lantibiotics and probiotics for treatment of diseases of the oral cavity.”

Michael Sullivan, the Chief Financial Officer and Interim Principal Executive Officer of Oragenics added “As the board focuses on exploring alternatives, we will be continuing with our strategy of seeking to accelerate the development of our lantibiotics, driving efficiencies wherever possible, and managing and reducing costs where appropriate.”

There can be no assurance that the board’s evaluation process will result in any transaction, or that any transaction, if pursued, will be consummated. We do not currently intend to disclose further developments with respect to this process or provide any additional information unless or until our board of directors approves a specific transaction or otherwise concludes the evaluation process.

In addition, the board of directors recently approved the Company’s budget for 2015 containing appropriate lantibiotic program spending levels the Company believes will allow for sufficient working capital to meet the Company’s business objectives as presently structured over the next twelve months . The board also reiterated that several board members are continuing to provide assistance to the Company and Mr. Sullivan on management and product development matters while the search for a new Chief Executive Officer is being conducted.

About Oragenics, Inc.

Oragenics, Inc. is focused on becoming the world leader in novel antibiotics against infectious disease and probiotics for oral health in humans and pets. Oragenics, Inc. has established two exclusive worldwide channel collaborations with Intrexon Corporation Inc. (XON), a synthetic biology company. The collaborations will allow Oragenics access to Intrexon’s proprietary technologies with the idea of accelerating the development of much needed new antibiotics that will work against resistant strains of bacteria and new therapeutic probiotics designed to alleviate symptoms from oral diseases. Oragenics also develops, markets and sells proprietary OTC probiotics specifically designed to enhance oral health for humans and pets, under the brand names Evora and ProBiora in more than 13 countries worldwide.

For more information about Oragenics, visit www.oragenics.com. Follow Oragenics on Facebook and Twitter.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect management’s current views with respect to future events and performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to those described in the filings of Intrexon and Oragenics with the U.S.

Securities and Exchange Commission. There is no guarantee that any of the events anticipated by these forward looking statement will occur. If any of the events occur, there is no guarantee what effect they will have on company operations or financial condition. Any responsibility to update forward-looking statements is expressly disclaimed.

Oragenics Corporate Contact	Investor / Media Contacts
Michael Sullivan	David Burke
Chief Financial Officer	The Ruth Group
Oragenics, Inc.	Tel: 646-536-7009
4902 Eisenhower Drive, Suite 125	dburke@theruthgroup.com
Tampa, FL 33634
Tel: 813-286-7900 msullivan@oragenics.com